As filed with the Securities and Exchange Commission on August 29, 2003

Registration Statement No. 333-37174

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PHARMANETICS, INC.

(Exact name of registrant as specified in its charter)

North Carolina	56-2098302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9401 Globe Center Drive, Suite 140

Morrisville, North Carolina 27560

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JOHN P. FUNKHOUSER

President

PharmaNetics, Inc.

9401 Globe Center Drive, Suite 140

Morrisville, North Carolina 27560

(919) 582-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin A. Prakke, Esq.

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

(919) 781-4000

Fax (919) 781-4865

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-37174) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

Deregistration of Securities

On May 16, 2000, the Registrant filed a registration statement on Form S-3 (No. 333-37174) which registered for resale by the selling shareholders named therein a total of 1,596,000 shares of the Registrant’s common stock. The Registrant’s contractual obligation to the selling shareholders to maintain the effectiveness of the registration statement has expired and all non-affiliate selling shareholders should now be eligible to effect resales of their shares under Rule 144. Accordingly, pursuant to the undertaking contained in the registration statement, the Registrant files this Post-Effective Amendment No. 1 to the registration statement solely for the purpose of terminating the registration statement and deregistering all of the 1,126,868 shares of common stock previously registered for resale under this registration statement that remain unsold as of the date of filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on this 29th day of August 2003.

PHARMANETICS, INC.

By:	/s/ John P. Funkhouser

John P. Funkhouser, President

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ John P. Funkhouser John P. Funkhouser	Director, President and Chief Executive Officer (Principal Executive Officer	August 29, 2003

/s/ Paul T. Storey Paul T. Storey	Chief Financial Officer (Principal Accounting Officer)	August 29, 2003

/s/ James B. Farinholt, Jr. James B. Farinholt, Jr.	Director	August 29, 2003

/s/ John K. Pirotte* John K. Pirotte	Director	August 29, 2003

/s/ Stephen R. Puckett* Stephen R. Puckett	Director	August 29, 2003

/s/ Phillip R. Tracy* Philip R. Tracy	Director	August 29, 2003

/s/ Frances L. Tuttle* Frances L. Tuttle	Director	August 29, 2003

/s/ Richard M. Johnson Richard M. Johnston	Director	August 29, 2003

*By: /s/ John P. Funkhouser John P. Funkhouser Attorney-in-fact	Director	August 29, 2003